Exhibit 10.35
SHARE ISSUANCE AGREEMENT
THIS SHARE ISSUANCE AGREEMENT (this “Agreement”), is made as of October 22, 2018, by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Share Acquiror”), and Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”).
WHEREAS, concurrently with the entering into of this Agreement, the Company and Alexion Pharma Holding Unlimited Company, an Affiliate of the Share Acquiror, are entering into that certain Collaborative Research and License Agreement (the “Collaborative Agreement”);
WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue to the Share Acquiror, and the Share Acquiror desires to acquire from the Company, at the Closing (as defined below), 835,834 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) for an aggregate purchase price of $15,003,220.30 (the “Purchase Price”);
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual representations, warranties, promises and obligations in the Collaborative Agreement and the following mutual representations, warranties, promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Share Acquiror and the Company agree as follows:
1.Definitions.
1.1    Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:
“Affiliate” shall have the meaning set forth in Section 405 under the Securities Act.
“Agreement” means as set forth in the Preamble, including all exhibits attached hereto.
“Business Day” means a day on which commercial banking institutions in Boston, Massachusetts and New York, New York are open for business.
“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.
“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common

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Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.
“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.
“Organizational Documents” means (i) the Certificate of Incorporation of the Company, as amended and restated from time to time and as in effect as of the date of this Agreement, and (ii) the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement.
“Permitted Transferee” means an Affiliate of the Share Acquiror; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were the Share Acquiror hereunder, and (b) the Share Acquiror acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.
“Person” means any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity.
“Securities Act” means the Securities Act of 1933, as amended.
“Third Party” means any Person other than the Share Acquiror, the Company or any Affiliate of the Share Acquiror or the Company.
“Transaction” means the issuance of the Shares by the Company, and the acquisition of the Shares by the Share Acquiror, in accordance with the terms hereof.
“Transaction Agreements” means this Agreement and the Collaborative Agreement.
1.2    Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

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Defined Term	Section
Share Acquiror	Preamble
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Recitals
Company	Preamble
Enforceability Exceptions	Section 4.2(b)
Lockup Period	Section 6
Lockup Shares	Section 6
Purchase Price	Recitals
Registration Statement	Section 3.2
Required Approvals	Section 4.4
SEC	Section 4.4
Shares	Recitals
2.    Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to the Share Acquiror and the Share Acquiror shall acquire from the Company the Shares.
3.    Closing Date; Deliveries.
3.1    Closing Date. The closing of the acquisition and issuance of the Shares hereunder (the “Closing”) shall be held on the date hereof by electronic exchange of signature pages and Shares or at such other time, date and location as the parties may mutually agree in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”
3.2    Deliveries. At the Closing, (a) the Company shall deliver or cause to be delivered to the Share Acquiror (i) the Shares in book-entry form and (ii) evidence reasonably satisfactory to the Share Acquiror that the Shares have been issued to the Share Acquiror pursuant to a private placement exempt from registration under the Securities Act and (b) the Share Acquiror shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing to the Share Acquiror not less than three (3) Business Days prior to the Closing Date.
4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Share Acquiror as of the date hereof as follows:
4.1    Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to enter into this Agreement, to issue the Shares and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.

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4.2    Authorization.
(a)    All requisite corporate action on the part of the Company required by applicable Law for the authorization, execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.
(b)    This Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by the Share Acquiror, it will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application relating to or affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the exceptions set forth in (i) and (ii), the “Enforceability Exceptions”).
4.3    No Conflicts. The execution, delivery and performance of this Agreement, and compliance with the provisions hereof and thereof, by the Company do not and shall not: (a) subject to receipt of the Required Approvals, violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority to which the Company is subject, (b) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement, or (c) violate or conflict with any of the provisions of the Organizational Documents, except, in the case of subsections (a) and (b) as would not have or be reasonably likely to have a material adverse effect with respect to this Agreement.
4.4    No Approval. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of this Agreement or with the authorization, issuance by the Company of the Shares, except (a) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”), which filings shall be made in a timely manner in accordance with all applicable Laws, and (b) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (a) and (b), the “Required Approvals”).
4.5    Valid Issuance of Shares. When issued and delivered at the Closing in accordance with the terms hereof in satisfaction of the Company’s obligation to deliver the Shares pursuant to the Collaborative Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as set forth in the Transaction Agreements, as a result of any action by the Share Acquiror or under federal or state securities Laws. Assuming the accuracy of the representations and warranties of the Share Acquiror in this Agreement and subject to the filings referenced in Section 4.4, the Shares will be issued in compliance with all applicable federal and state securities laws. No stop order or suspension of trading of Common Stock has been imposed by NASDAQ or the SEC and remains in effect.

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4.6    NASDAQ Listing. Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action (a) designed to terminate or reasonably likely to cause the termination of the registration of the Common Stock under the Exchange Act or (b) designed to delist or reasonably likely to cause the delisting of the Common Stock from The Nasdaq Global Select Market.
4.7    SEC Reports. Parent has filed all required forms, reports and documents with the SEC since January 1, 2018 (“Company SEC Reports”), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms reports and documents were filed.

4.8    Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.
4.9    Not Investment Company. The Company is not, and immediately after the consummation of the Transactions, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
4.10    No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and issuance of the Shares.
5.    Representations and Warranties of the Share Acquiror. The Share Acquiror hereby represents and warrants to the Company as of the date hereof as follows:
5.1    Organization. The Share Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Share Acquiror has all requisite power and authority to enter into this Agreement, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.
5.2    Authorization. All requisite action on the part of the Share Acquiror and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Share Acquiror of this Agreement and the performance of all of its obligations thereunder, including the acquisition of the Shares, has been taken. This Agreement has been duly executed and delivered by the Share Acquiror and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Share Acquiror, enforceable against the Share Acquiror in accordance with their respective terms except as limited by the Enforceability Exceptions.
5.3    No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions thereof, by the Share Acquiror do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree

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of any Governmental Authority, or (b) violate or conflict with any of the provisions of the Share Acquiror’s organizational documents (including any articles or memoranda of organization or association, charter, by-laws or similar documents), except as would not materially impair or affect in a material adverse manner the ability of the Share Acquiror to consummate the transactions contemplated by, and perform its obligations under, this Agreement.
5.4    No Approval. No consent, approval, authorization or other order of any Governmental Authority is required to be obtained by the Share Acquiror in connection with the authorization, execution and delivery of any of this Agreement or with the subscription for and purchase of the Shares.
5.5    Acquisition Entirely for Own Account. The Shares shall be acquired for investment for the Share Acquiror’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Share Acquiror has no present intention of selling, granting any participation or otherwise distributing the Shares. The Share Acquiror does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.
5.6    Investment Experience and Accredited Investor Status. The Share Acquiror is an “accredited investor” (as defined in Regulation D under the Securities Act). The Share Acquiror has conducted its own due diligence on the Company to its satisfaction and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.
5.7    Restricted Securities. The Share Acquiror understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Share Acquiror represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.
5.8    Legends. In addition to any other legend required by Law, the book-entry or certificated form of the Shares shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
5.9    Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Share Acquiror nor any of its controlled Affiliates beneficially owns, or

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will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Share Acquiror’s rights under this Agreement), any securities of the Company.
5.10    United States Person. The Investor is a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended).
5.11    No General Solicitation. Neither the Share Acquiror nor, to the Share Acquiror’s knowledge, any Person acting on behalf of the Share Acquiror has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and issuance of the Shares.
6.    Lock-Up. From and after the Closing Date and until the date that is six months after the Closing Date (the “Lockup Period”), without the prior approval of the Company, the Share Acquiror shall not Dispose of (x) any of the Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, “Lockup Shares”); provided, however, that the foregoing shall not prohibit the Share Acquiror from transferring any Lockup Shares to (i) a Permitted Transferee; provided that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein; or (ii) to the Company.
7.    Registration Rights. In the event the Shares as of the date of this Agreement equal or exceed 10% of the Company’s outstanding Common Stock, the Company hereby provides the Share Acquiror with the registration rights set forth on Appendix 1 attached hereto, which is hereby incorporated in and made a part of this Agreement as if set forth in full herein.
8.    Miscellaneous.
8.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall, if it has jurisdiction, be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.12 hereof or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

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8.2    No Waiver, Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.
8.3    Notices. Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); (c) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (d) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.
If to Share Acquiror:
Alexion Pharmaceuticals, Inc.
121 Seaport Boulevard
Boston, MA 02210
Attention: General Counsel
e-mail: ellen.chiniara@alexion.com
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Zachary Blume
Facsimile: 617-951-7050
e-mail: zachary.blume@ropesgray.com

If to the Company:
Dicerna Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Jack Green
Facsimile: 617-612-6298
e-mail: jgreen@dicerna.com

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with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1001 Page Mill Road, Building 1, Suite 100
Palo Alto, California 94304
Attention: Sam Zucker
Facsimile: (650) 565-7100
e-mail: szucker@sidley.com
Written confirmation of receipt (ii) given by the recipient of such notice, (iii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (c) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.
8.4    Entire Agreement. This Agreement and the Collaborative Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.
8.5    Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.
8.6    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
8.7    Assignment. Except for an assignment by the Share Acquiror of this Agreement or any rights hereunder to an Affiliate or Permitted Transferee (which assignment will not relieve the Share Acquiror of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Share Acquiror or the Company without (a) the prior written consent of Company in the case of any assignment by the Share Acquiror or (b) the prior written consent of the Share Acquiror in the case of an assignment by the Company.
8.8    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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8.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.
8.10    Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Share Acquiror is an express third party beneficiary entitled to enforce this agreement directly against the Company. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.
8.11    No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. No presumption as to construction of this Agreement shall apply against either party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).
8.12    Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Share Acquiror as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.
8.13    Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of the Transaction Agreements.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
Dicerna Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Douglas M. Fambrough Name: Douglas M. Fambrough Title: President & CEO
Alexion Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Paul Clancy Name: Paul Clancy Title: Executive Vice President and Chief Financial
Officer

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APPENDIX 1
REGISTRATION RIGHTS
1.    Resale Registration.
1.1    Within forty-five (45) days following the expiration of the Lockup Period, the Company shall file a Registration Statement on Form S-3 covering the resale of the Shares (the “Resale Registration Shelf”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Share Acquiror. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Share Acquiror a copy of the Resale Registration Shelf and afford the Share Acquiror an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 1.1 is conditioned upon the Share Acquiror providing the information contemplated in Section 2.
1.2    The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the following: (i) all Shares covered by the Resale Registration Shelf have been sold or (ii) all Shares covered by the Resale Registration Shelf can be sold without affiliate restrictions under Rule 144 of the Securities Act. The Company shall promptly, and within two (2) Business Days after the Company confirms effectiveness of the Resale Registration Shelf with the SEC, notify the Share Acquiror of the effectiveness of the Resale Registration Shelf.
1.3    If the filing, initial effectiveness or continued use of the Resale Registration Shelf at any time would require the Company to make a public disclosure of material non-public information that the Company has a bona fide business purpose for not disclosing publicly at such time, the Company may, upon giving prompt written notice of such action to the Share Acquiror, delay the filing or initial effectiveness of, or suspend use of, the Resale Registration Shelf (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension more than once during any twelve (12) month period for a period not to exceed sixty (60) days. In the case of a Suspension, the Share Acquiror agrees to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. The Company shall immediately notify the Share Acquiror in writing upon the termination of any Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Share Acquiror such numbers of copies of the prospectus as so amended or supplemented as the Share Acquiror may reasonably request. The Company shall, if necessary, supplement or amend the Resale Registration Shelf, if required by law or as may reasonably be requested by the Share Acquiror.
2.    Information. The Company may require Share Acquiror to furnish to the Company such information regarding the distribution of the Shares and such other information relating to the Share Acquiror and its ownership of Shares as the Company may from time to time reasonably request in writing and the Company may exclude the Share Acquiror from any Resale Registration Statement if the Share Acquiror unreasonably fails to furnish such information within a reasonable time after receiving such request. The

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Share Acquiror agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
3.    Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or Financial Industry Regulatory Authority, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Shares), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange or quotation of the Shares on any inter-dealer quotation system, (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, and (ix) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). For the avoidance of doubt, the Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of the Shares.
4.    Notice. The Company shall notify the Share Acquiror immediately upon (a) the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Shelf or any order by the SEC or any other regulatory authority preventing or suspending the use of any prospectus or the initiation or threatening of any proceedings for such purposes, (b) receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (d) the Company becoming aware that the Resale Registration Shelf or the related prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading.
5.    Indemnification.
5.1    To the extent permitted by law, the Company will indemnify and hold harmless the Share Acquiror, its officers and directors, as applicable, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Shelf or incorporated by reference therein, including any prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Resale Registration Statement; and the Company will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Share Acquiror Violation; provided

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however, that the indemnity agreement contained in this Section 5.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Company’s consent, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with the Resale Registration Shelf.
5.2    To the extent permitted by law, the Share Acquiror will indemnify and hold harmless the Company and each of its directors and its officers against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other third party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Share Acquiror Violation”), in each case to the extent (and only to the extent) that such Share Acquiror Violation occurs in reliance upon and in conformity with written information furnished by the Share Acquiror under an instrument duly executed by the Share Acquiror; and the Share Acqurior will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other third party in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Share Acquiror Violation; provided, however, that the indemnity agreement contained in this Section 5.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Share Acquiror’s consent.
5.3    Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 5 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.
5.4    If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with

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the Violation(s) or Share Acquiror Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
5.5    The obligations of the Company and the Share Acquior under this Section 5 will survive termination of this Agreement and the expiration or withdrawal of the Resale Registration Shelf. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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